EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to (i) the use in this Amendment No. 2 to Registration Statement No. 333-82264 of United Auto Group, Inc. on Form S-3 (the “Registration Statement”) of our report dated February 4, 2002 and (ii) the incorporation by reference in this Registration Statement of our report dated February 4, 2002 appearing in the Annual Report on Form 10-K of United Auto Group, Inc. for the year ended December 31, 2001. We also consent to the reference to us under the headings “Experts” in this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
March 12, 2002